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                                                                    EXHIBIT 11.1
                 TENET HEALTHCARE CORPORATION AND SUBSIDIARIES
           STATEMENT RE: COMPUTATION OF PRO FORMA PER SHARE EARNINGS
               (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

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

                                                                                                             Three Months Ended
                                                                             Year Ended May 31,                   August 31,
                                                                  -------------------------------------  ------------------------
                                                                      1994         1995        1996          1995         1996
                                                                  -----------  -----------  -----------  -----------  -----------
FOR PRIMARY EARNINGS PER SHARE(shares in 000's)
Shares outstanding at beginning of period                             217,035      226,075      272,986      261,482      296,670
Shares issued in connection with the AMH merger                                      8,358         -
Shares issued upon exercise of stock options                               60          311        1,015           54          239
Dilitive effect of outstanding stock options                            1,114        3,549        5,465        2,268        4,021
Shares issued upon conversion of notes and debentures                                             5,578
Shares issued in connection with Employee Stock Purchase Plan                                                                  77
Shares issued as grants of restricted stock, net of cancellations         (48)          (1)                                     8
Other
                                                                  -----------  -----------  -----------  -----------  -----------
Weighted average number of shares and
  share equivalents outstanding                                       218,161      238,292      285,044      263,804      301,015
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------

Income from continuing operations                                  $    168.9   $    265.7   $    321.9   $     79.4   $     96.9
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------

Earnings per share from continuing operations                      $     0.77   $     1.12   $     1.13   $     0.30   $     0.32
                                                                  -----------  -----------  -----------  -----------  -----------
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FOR FULLY DILUTED EARNINGS PER SHARE(shares in 000's)
Weighted average number of shares used in primary calculation         218,161      238,292      285,044      263,804      301,015
Additional dilutive effect of stock options                                97        2,694        3,128        1,039
Assumed conversion of dilutive convertible notes and debentures        13,966       13,119        6,890       13,530
Assumed conversion of redeemable preferred stock
                                                                  -----------  -----------  -----------  -----------  -----------
Fully diluted weighted average number of shares                       232,224      254,105      295,062      278,373      301,015
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------

Income from continuing operations used in primary calculation      $    168.9   $    265.7   $    321.9   $     79.4   $     96.9
Adjustments:
  Interest expense on convertible debentures                             10.5         14.6          9.1          3.9
  Reduced reimbursement of above interest expense by Medicare            (0.6)        (2.2)        (2.4)        (1.1)
  Income tax on interest less Medicare reimbursement                     (3.9)        (4.8)        (2.6)        (1.1)
                                                                  -----------  -----------  -----------  -----------  -----------
Adjusted income from continuing operations                         $    174.9   $    273.3   $    326.0   $     81.1   $     96.9
                                                                  -----------  -----------  -----------  -----------  -----------
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Earnings per share from continuing operations                      $     0.75   $     1.08   $     1.10   $     0.29   $     0.32
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(*) All numbers of shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.